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                                                                     Exhibit 28E


                  CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
                     First USA Bank, National Association

                         FIRST CHICAGO MASTER TRUST II
                                 Series 1996-Q
                              September 12, 2001

Under the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of June 1, 1990 as amended and restated as of September 1, 1999, by and between First USA Bank, National Association,, as Seller and Servicer ("First USA"), and Norwest Bank Minnesota, National Association, as Trustee, (the "Trustee"), as amended and supplemented by the Series 1996-Q Supplement dated as of September 1, 1996 by and between First USA and the Trustee, First USA, as Servicer, is required to prepare certain information for each Payment Date regarding current distributions to Class A Certificateholders and the performance of the First Chicago Master Trust II (the "Trust") during the previous period. The information which is required to be prepared with respect to the distribution on the September 17, 2001 Payment Date and with respect to the performance of the Trust during the Due Period for such Payment Date is set forth below. Certain of the information is presented on the aggregate amounts for the Trust as a whole. All capitalized terms used herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

A. Information Regarding the Current Distribution (Stated on the Basis of $1,000 Original Principal Amount)

   1.  The total amount of the distribution to Class
       A Certificateholders on the Payment Date per
       $1,000 interest.                                                 $85.061

   2.  The amount of the distribution set forth in
       paragraph 1 above in respect of principal on the
       Class A Certificates, per $1,000 interest                        $83.333

   3.  The amount of the distribution set forth in
       paragraph 1 above in respect of interest on the
       Class A Certificates, per $1,000 interest                         $1.728

B. Information Regarding the Performance of the Trust

   1.  Collections of Receivables
   ------------------------------

   a.  The aggregate amount of Collections of Receivables
       processed for the Due Period with respect to
       the current Distribution Date which were allocated
       in respect of the Investor Certificates of all
       Series                                                 $2,379,508,782.58

   b.  The aggregate amount of Collections of Receivables
       processed for the Due Period with respect to
       the current Distribution Date which were allocated
       in respect of the Series 1996-Q Certificates             $346,113,273.24

   c.  The aggregate amount of Collections of Receivables
       processed for the Due Period with respect to the
       current Distribution Date which were allocated
       in respect of the Class A Certificates                   $302,941,487.93

   d.  The amount of Collections of Receivables processed
       for the Due Period with respect to the current
       Distribution Date which were allocated in
       respect of the Class A Certificates, per $1,000
       interest                                                        $336.602

   e.  The amount of Excess Spread for the Due Period
       with respect to the current Distribution Date              $4,972,379.30

   f.  The amount of Reallocated Principal Collections
       for the Due Period with respect to the current
       Distribution Date allocated in respect of the
       Class A Certificates                                               $0.00

   g.  The amount of Excess Finance Charge Collections
       allocated in respect of the Series 1996-Q
       Certificates, if any                                               $0.00
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                                                                   Series 1996-Q

   h.  The amount of Excess Principal Collections
       allocated in respect of the Series 1996-Q
       Certificates, if any                                               $0.00

   2.  Receivables in Trust
   -------------------------

   a.  Aggregate Principal Receivables for the Due
       Period with respect to the current Distribution
       Date (which reflects the Principal Receivables
       represented by the Exchangeable Seller's
       Certificate and by the Investor Certificates of
       all Series)                                           $13,910,900,457.26

   b.  The amount of Principal Receivables in the Trust
       represented by the Series 1996-Q Certificates
       (the "Invested Amount") for the Due Period
       with respect to the current Distribution Date            $508,340,215.03

   c.  The amount of Principal Receivables in the Trust
       represented by the Class A Certificates (the "Class
       A Invested Amount") for the Due Period with
       respect to the current Distribution Date                 $450,000,000.00

   d.  The Invested Percentage with respect to Finance
       Charge Receivables (including Interchange) and
       Defaulted Receivables for the Series 1996-Q
       Certificates for the Due Period with respect to
       the current Distribution Date                                      3.654%

   e.  The Invested Percentage with respect to Principal
       Receivables for the Series 1996-Q Certificates
       for the Due Period with respect to the current
       Distribution Date                                                  7.394%

   f.  The Class A Floating Percentage for the Due
       Period with respect to the current Distribution Date              88.523%

   g.  The Class A Principal Percentage for the Due
       Period with respect to the current Distribution Date              87.500%

   h.  The Collateral Floating Percentage for the
       Due Period with respect to the current Distribution Date          11.477%

   i.  The Collateral Principal Percentage for the
       Due Period with respect to the current Distribution Date          12.500%

   3.  Delinquent Balances
   -----------------------

       The aggregate amount of outstanding balances in
       the Accounts which were 30 or more days delinquent
       as of the end of the Due Period for the
       current Distribution Date                                $542,588,250.84

   4.  Investor Default Amount
   ---------------------------

   a.  The aggregate amount of all Defaulted
       Receivables written off as uncollectible during the Due Period with respect to the current
       Distribution Date allocable to the Series 1996-Q
       Certificates (the "Investor Default Amount")

       1.  Investor Default Amount                                $2,703,070.07
       2.  Recoveries                                               $131,632.18
       3.  Net Default Receivables                                $2,571,437.89
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                                                                   Series 1996-Q

   b.  The Class A Investor Default Amount

       1.  Investor Default Amount                                $2,392,849.31
       2.  Recoveries                                               $116,525.27
       3.  Net Default Receivables                                $2,276,324.04

   c.  The Collateral Investor Default Amount

       1.  Investor Default Amount                                  $310,220.76
       2.  Recoveries                                                $15,106.91
       3.  Net Default Receivables                                  $295,113.85

   5.  Investor Charge-offs.
   -------------------------

   a.  The amount of the Class A Investor Charge-Offs
       per $1,000 interest after reimbursement of any
       such Class A Investor Charge-Offs for the Due Period
       with respect to the current Distribution Date                      $0.00

   b.  The amount attributable to Class A Investor
       Charge-Offs, if any, by which the principal
       balance of the Class A Certificates exceeds
       the Class A Invested Amount as of the end of
       the day on the Record Date with respect
       to the current Distribution Date                                   $0.00

   c.  The amount of the Collateral Charge-Offs,if
       any, for the Due Period with respect to the
       current Distribution Date                                          $0.00

   6.  Monthly Servicing Fee
   -------------------------

   a.  The amount of the Monthly Servicing Fee
       payable from available funds by the Trust to
       the Servicer with respect to the current
       Distribution Date                                            $105,904.21

   b.  The amount of the Interchange Monthly Servicing
       Fee payable to the Servicer with respect to
       the current Distribution Date                                $529,521.06

   7.  Available Cash Collateral Amount
   ------------------------------------

   a.  The amount, if any, withdrawn from the Cash
       Collateral Account for the current Distribution
       Date (the "Withdrawal Amount")                                     $0.00

   b.  The amount available to be withdrawn from
       the Cash Collateral Account as of the end of
       the day on the current Distribution Date, after
       giving effect to all withdrawals, deposits
       and payments to be made on such Distribution
       Date (the "Available Cash Collateral Amount" for
       the next Distribution Date)                               $10,285,714.00

   c.  The amount as computed in 7.b as a percentage
       of the Class A Invested Amount after giving
       effect to all reductions thereof on the current
       Distribution Date                                                  2.743%

   8.  Collateral Invested Amount
   ------------------------------

   a.  The Collateral Invested Amount for the current
       Distribution Date
                                                                 $58,340,215.03

   b.  The Collateral Invested Amount after giving
       effect to all withdrawals, deposits, and payments
       on the current Distribution Date                          $46,635,012.72
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                                                                   Series 1996-Q

   9.  Total Enhancement
   ---------------------

   a.  The total Enhancement for the current Distribution Date   $68,625,929.03

   b.  The total Enhancement after giving effect to all
       withdrawals, deposits and payments on the current
       Distribution Date                                         $56,920,726.72

C.  The Pool Factor
-------------------

       The Pool Factor (which represents the ratio of the
       Class A Invested Amount on the last day of the month
       ending on the Record Date adjusted for Class A
       Investor Charge-Offs set forth in B.5.a above and for
       the distributions of principal set forth in A.2 above
       to the Class A Initial Invested Amount). The amount
       of a Class A Certificateholder's pro rata share of
       the Class A Invested Amount can be determined by
       multiplying the original denomination of the holder's
       Class A Certificate by the Pool Factor                       41.66666667%

D.  Deficit Controlled Amortization Amount
-----------------------------------------

    1.  The Deficit Controlled Amortization Amount for
        the preceding Due Period                                          $0.00
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CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
Signature Page





                                       First USA Bank, National Association
                                        as Servicer



                                       By:        /s/ Tracie Klein
                                           ---------------------------------
                                                 TRACIE KLEIN
                                       Title:    FIRST VICE PRESIDENT